UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2020

Dominion Energy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia		23219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 819-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	D	New York Stock Exchange
2016 Series A 5.25% Enhanced Junior Subordinated Notes	DRUA	New York Stock Exchange
2019 Series A Corporate Units	DCUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition.

At March 31, 2020, based on economic factors and other factors, including but not limited to market power prices and the Virginia Clean Economy Act passed by the Virginia General Assembly in March 2020 and awaiting the Governor’s signature, Dominion Energy, Inc. (the Company) anticipates recording an abandonment charge under generally accepted accounting principles in the first quarter of 2020 as a result of the probable early retirement of certain Virginia Electric and Power Company coal- and oil-fired generating units. While management is still determining the abandonment charge, such non-cash charge is expected to be between $500 million and $650 million after-tax.

Item 8.01     Other Events.

Senior Notes Offering

On March 31, 2020, the Company entered into an underwriting agreement (the Underwriting Agreement) with BofA Securities, Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., and U.S. Bancorp Investments, Inc., as Representatives for the underwriters named in the Underwriting Agreement, for the sale of $1,500,000,000 aggregate principal amount of the Company’s 2020 Series C 3.375% Senior Notes due 2030 (the Senior Notes).  The Senior Notes are Senior Debt Securities that were registered by the Company under Rule 415 under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3, which became effective on June 30, 2017 (File No. 333-219088). A copy of the Underwriting Agreement, including exhibits thereto, is filed as Exhibit 1.1 to this Form 8-K.

The Senior Notes will be issued under the Twentieth Supplemental Indenture, dated as of April 1, 2020 (the Twentieth Supplemental Indenture), to the Company’s June 1, 2015 Senior Indenture.  The Twentieth Supplemental Indenture is filed as Exhibit 4.2 to this Form 8-K.

Liquidity

As previously disclosed, the Company has continued to evaluate additional financial arrangements to buttress its liquidity position.  On April 1, 2020, the Company entered into a $625 million 364-day term loan that will mature on March 31, 2021.

Asset Abandonment Charge

The information furnished under Item 2.02 above is hereby incorporated into this Item 8.01 by reference.

Item 9.01     Financial Statements and Exhibits.

Exhibits
1.1

Underwriting Agreement, dated March 31, 2020, among the Company and BofA Securities, Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., and U.S. Bancorp Investments, Inc., as Representatives for the underwriters named in the Underwriting Agreement.*

4.1

Senior Indenture, dated as of June 1, 2015, among the Company and Deutsche Bank Trust Company Americas, as Trustee (Exhibit 4.1, Form 8-K filed June 15, 2015, File No. 1-8489, incorporated by reference).

4.2

Twentieth Supplemental Indenture to the Senior Indenture, dated April 1, 2020, pursuant to which the 2020 Series C 3.375% Senior Notes due 2030 will be issued. The form of the 2020 Series C 3.375% Senior Notes due 2030 is included as Exhibit A to the Twentieth Supplemental Indenture.*

5.1	Opinion of McGuireWoods LLP.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

______________

*   Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC.
Registrant

/s/ James R. Chapman
Name:	James R. Chapman
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date:  April 3, 2020